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                              Exhibit 23(d)(1)(ff)

    Amendment to Investment Advisory Agreement - TA IDEX Transamerica Equity

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                         TRANSAMERICA IDEX MUTUAL FUNDS
                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

THIS AMENDMENT is made as of October 27, 2006 to the Investment Advisory Agreement dated as of March 1, 2000, as amended (the "Agreement"), between Transamerica IDEX Mutual Funds and Transamerica Fund Advisors, Inc. on behalf of TA IDEX Transamerica Equity (the "Fund"). In consideration of the mutual covenants contained herein, the parties agree as follows:

     COMPENSATION. Any reference to compensation of TA IDEX TRANSAMERICA EQUITY is now revised to reflect the following Advisory Fees, effective October 27, 2006:

          0.75% of the first $500 million of the Fund's average daily net assets; 0.70% of the Fund's average daily net assets over $500 million up to $2.5 billion; and 0.65% of the Fund's average daily net assets in excess of $2.5 billion.

In all other respects, the Investment Advisory Agreement dated as of March 1, 2000, as amended, is confirmed and remains in full force and effect.

IN WITNESS THEREOF, the parties hereto have caused this amendment to be executed as of October 27, 2006.

                                        TRANSAMERICA FUND ADVISORS, INC.


                                        By: /s/ John K. Carter
                                            ------------------------------------
                                        Name: John K. Carter
                                        Title: President and Chief Executive
                                               Officer


                                        TRANSAMERICA IDEX MUTUAL FUNDS


                                        By: /s/ Dennis P. Gallagher
                                            ------------------------------------
                                        Name: Dennis P. Gallagher
                                        Title: Senior Vice President, General
                                               Counsel and Secretary